SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 21, 2003



                             HAWAIIAN HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                      1-31443                71-0879698
  (State or Other Jurisdiction       (Commission File         (IRS Employer
       of Incorporation)                 Number)          Identification Number)


           3375 KOAPAKA STREET, SUITE G-350                     96819-1869
                   HONOLULU, HAWAII                             (Zip Code)
       (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (808) 835-3700



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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On March 21, 2003, Hawaiian Airlines, Inc. ("Hawaiian Airlines"), a subsidiary of Hawaiian Holdings, Inc. (the "Company"), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Hawaii, in Honolulu (the "Bankruptcy Court"), In re Hawaiian Airlines, Inc., Case No. 03-00817. The petition does not cover the Company. Hawaiian Airlines will continue to operate its business as a "debtor in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 21, 2003, Hawaiian Airlines issued a news release announcing the bankruptcy filing. A copy of the news release is filed as Exhibit 99.1 to, and is incorporated by reference in, this current report on Form 8-K.

         This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company and Hawaiian Airlines with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Company and Hawaiian Airlines which may cause the actual results of the Company and Hawaiian Airlines to be materially different from any future results, expressed or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company and Hawaiian Airlines to continue as a going concern; the ability of Hawaiian Airlines to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of Hawaiian Airlines to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for Hawaiian Airlines to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of Hawaiian Airlines to obtain and maintain normal terms with vendors and service providers; the ability of Hawaiian Airlines to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the liquidity or results of operations of the Company and Hawaiian Airlines; the ability of Hawaiian Airlines to fund and execute their business plan; the ability of the Company and Hawaiian Airlines to attract, motivate and/or retain key executives and associates; the ability of Hawaiian Airlines to attract and retain customers; demand for transportation in the markets in which Hawaiian Airlines operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer


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perceptions of the products of Hawaiian Airlines; and other risks and uncertainties set forth from time to time in the Company's reports to the U.S. Securities and Exchange Commission.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of the Company. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  None.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  None.

         (c)      EXHIBITS.

   EXHIBIT NUMBER             DOCUMENT DESCRIPTION
   --------------             --------------------
        99.1                  News release, dated March 21, 2003.


ITEM 9.  REGULATION FD DISCLOSURE

         On March 21, 2003, in a filing with the Bankruptcy Court, Hawaiian Airlines disclosed preliminary unaudited financial information as of and for the year ended December 31, 2002. Specifically, Hawaiian Airlines disclosed that it had a net loss of approximately $58 million for the year ended December 31, 2002 on operating revenue of approximately $632 million for the same period. In addition, Hawaiian Airlines disclosed that its assets and liabilities, as of December 31, 2002, were approximately $256 million and $399 million, respectively.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      HAWAIIAN HOLDINGS, INC.


Date:  March 21, 2003                 By: /s/    Christine R. Deister
                                          --------------------------------------
                                          Name:  Christine R. Deister
                                          Title: Executive Vice President, Chief
                                                 Financial Officer and Treasurer